UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2007

RedRoller Holdings, Inc.

(f/k/a Aslahan Enterprises Ltd.)
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 4.01   Changes in Registrant's Certifying Accountant.

(a) Effective as of November 13, 2007, we dismissed Fazzari + Partners LLP, Chartered Accountants as the principal independent accountants of RedRoller Holdings Inc., formerly known as Aslahan Enterprises Ltd. (the “Company”).

For the past fiscal period, the reports of the former independent accountants, Fazzari + Partners LLP, Chartered Accountants, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except for a “going concern” opinion issued in its reports for the year ended February 28, 2007.

During the Company’s most recent fiscal year and any subsequent interim period preceding the date hereof, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s most recent fiscal year and any subsequent interim period preceding the date hereof, there were no reportable events (as described in paragraph 304(a)(1)(iv)(B) of Regulation S-B).

The Company has requested Fazzari + Partners LLP, Chartered Accountants to furnish it a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the above statements. A copy of that letter, dated November 19, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective as of November 13, 2007, the Company engaged Markum & Kliegman, LLP as its principal independent accountants to audit the financial statements of the Company. The change in the Company's independent accountants was approved by the Company's Board of Directors. During the Company's most recent fiscal year, and any subsequent period prior to engaging Markum & Kliegman, LLP, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted Markum & Kliegman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement with the former accountant or a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-B).

Item 7.01   Regulation FD Disclosure.

On November 14, 2007, the Company issued a press release announcing that on November 13, 2007, the Company consummated certain transactions, including a reverse-merger of RedRoller Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, with and into RedRoller, Inc., a Delaware corporation, as well as a private placement of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. Additional details regarding these transactions can be found in the Form 8-K that the Company filed with the Commission on November 13, 2007.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

Item 9.01   Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

16.1	Letter re: change in certifying accountant.

99.1	Press release, dated November 14, 2007, of RedRoller Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 20, 2007

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
William Van Wyck
President and Chief Executive Officer